                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

NAME OF                    STATE OF                   NAME UNDER WHICH
SUBSIDIARY                 INCORPORATION              SUBSIDIARY DOES BUSINESS
--------------------       --------------------       -----------------------------
CHW LLC                    Delaware                   CHW LLC

Providence Insurance       A Bermudian Company        Providence Insurance Company,
  Company, Limited                                      Limited

CatoSouth LLC              North Carolina             CatoSouth LLC

Cato of Texas L.P.         Texas                      Cato of Texas L.P.

Cato Southwest, Inc.       Delaware                   Cato Southwest, Inc.

CaDel LLC                  Delaware                   CaDel LLC

CatoWest LLC               Nevada                     CatoWest LLC

Cedar Hill National        A Nationally Charted       Cedar Hill National Bank
  Bank                       Bank

catocorp.com, LLC          Delaware                   catocorp.com, LLC